
Exhibit 11

                                      AMERICAN STORES COMPANY
                                CALCULATION OF EARNINGS PER SHARE
                                            (Unaudited)
                              (In thousands, except per share data)


                                                        1993(1)     1992(1)(2)  1991(1)(2)
                                                       ________    ________    ________

Earnings Per Share - Before Dilution
____________________________________

Earnings applicable to shareholders before extra-
  ordinary item and cumulative effect of a change
  in accounting principle - before dilution            $262,090    $207,466    $240,016
Extraordinary item                                      (15,000)          0           0
Cumulative effect of a change in accounting principle         0           0     (40,734)
                                                       ________    ________    ________
Earnings applicable to shareholders - before dilution  $247,090    $207,466    $199,282
                                                       ========    ========    ========

Earnings per share before extraordinary item cumulative
  effect of a change in accounting principle - before
  dilution                                                $1.85       $1.48       $1.73
Extraordinary item                                        (0.11)          0           0
Cumulative effect of a change in accounting principle         0           0       (0.29)
                                                       ________    ________    ________
Earnings per share - before dilution                      $1.74       $1.48       $1.44
                                                       ========    ========    ========
Average shares outstanding - before dilution            142,202     140,314     138,364
                                                       ========    ========    ========

Earnings Per Share - After Dilution
___________________________________

Earnings applicable to shareholders before extra-
  ordinary item and cumulative effect of a change
  in accounting principle - before dilution            $262,090    $207,466    $240,016
Plus interest on convertible debentures                   7,612       7,612       2,899
                                                       ________    ________    ________
Earnings applicable to shareholders before extra-
  ordinary item and cumulative effect of a change
  in accounting principle - after dilution              269,702     215,078     242,915
Extraordinary item                                      (15,000)          0           0
Cumulative effect of a change in accounting principle         0           0     (40,734)
                                                       ________    ________    ________
Earnings applicable to shareholders - after dilution   $254,702    $215,078    $202,181
                                                       ========    ========    ========

Earnings per share before extraordinary item and
  cumulative effect of a change in accounting principle
  - after dilution                                        $1.79       $1.44       $1.70
Extraordinary item                                        (0.10)          0           0
Cumulative effect of a change in accounting principle         0           0       (0.29)
                                                       ________    ________    ________
Earnings per share - after dilution                       $1.69(3)    $1.44(3)    $1.41(3)
                                                       ========    ========    ========
Average shares outstanding - after dilution             151,020     149,694     142,976
                                                       ========    ========    ========
        (detail on page following)

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

Exhibit 11

                                      AMERICAN STORES COMPANY
                                CALCULATION OF EARNINGS PER SHARE
                                            (Unaudited)
                              (In thousands, except per share data)
                                            (Continued)



    Calculation of Average Shares
       Outstanding - After Dilution                     1993(1)    1992(1)(2)  1991(1)(2)
____________________________________________________   ________    ________    ________

Effect of assumed exercise of stock options:
____________________________________________
Proceeds from assumed exercise                         $23,557     $33,451     $31,216
Shares under options outstanding                         2,139       3,176       3,304
Shares assumed acquired with proceeds under the
  treasury stock method                                 (1,099)     (1,574)     (1,654)
                                                       _______     _______     _______
Incremental shares due to assumed exercise
  of stock options                                       1,040       1,602       1,650
                                                       =======     =======     =======

Average shares outstanding - after dilution:
____________________________________________
Average shares outstanding - before dilution           142,202     140,314     138,364
Assumed exercise of stock options                        1,040       1,602       1,650
Assumed conversion of debentures                         7,778       7,778       2,962
                                                       _______     _______     _______

     Total                                             151,020     149,694     142,976
                                                       =======     =======     =======





(1)  Restated as necessary to reflect the March 1994 two-for-one stock split.
(2)  Restated to reflect adoption of Statement of Financial Accounting Standards No. 109,
     "Accounting for Income Taxes," as if effective at the beginning of 1989.
(3)  Dilution is less than 3%.
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